As filed with the Securities and Exchange Commission on June 27, 1995

                                                  Registration No. 33-

============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                                 MARK VII, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          Missouri                                43-1074964
- --------------------------------             -------------------
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)

                  10100 N.W. Executive Hills Blvd., Suite 200
                          Kansas City, Missouri 64153
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                 MARK VII, INC.
                       1995 OMNIBUS STOCK INCENTIVE PLAN
                       ---------------------------------
                            (Full title of the Plan)

                                Carol L. Clement
                                 Mark VII, Inc.
                        965 Ridge Lake Blvd., Suite 103
                            Memphis, Tennessee 38120
                    ---------------------------------------
                    (Name and address of agent for service)

                                 (901) 767-4455
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Randall B. Sunberg, Esq.
                           Shook, Hardy & Bacon P.C.
                             One Kansas City Place
                                1200 Main Street
                        Kansas City, Missouri 64105-2118
                                 (816) 474-6550

                        CALCULATION OF REGISTRATION FEE
=============================================================================
                                        Proposed    Proposed
                                        maximum     maximum
Title of                 Amount         offering    aggregate    Amount of
Securities to            to be          price per   offering     registration
be Registered            registered(1)  unit(2)     price(2)     fee
- -----------------------------------------------------------------------------
Common Stock, par value
$.10 per share.........  600,000        $16.375     $9,825,000   $3,390
=============================================================================
(1) This Registration Statement relates to 600,000 shares of Common Stock to be covered by the Mark VII, Inc. 1995 Omnibus Stock Incentive Plan (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Estimated pursuant to Rule 457(h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock as reported by the Nasdaq Stock Market on June 22, 1995.

=============================================================================
                                PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by Mark VII, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated in and made a part of this Registration Statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any subsequently filed document incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

     2. The Company's Quarterly Report on Form 10-Q for the period ended April 1, 1995.

     3.   The Company's Current Report on Form 8-K dated May 9, 1995.

     4. The description of the Common Stock set forth in the Company's Registration Statement on Form 8-A, as amended, filed with the Commission on July 23, 1986.

          All other documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Pursuant to Section 351.355 of The General and Business Corporation Law of Missouri and the Company's charter documents, and subject to the procedures and limitations stated therein, the Company shall indemnify any person who is made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of his or her being or having been a director or officer of the Company or serving or having served as a director, officer, employee or agent of another entity at the Company's request, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, other than an action by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company shall also indemnify such persons against expenses (including attorneys' fees) in actions, suits or proceedings brought by or in the right of the Company, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company. The statute and charter documents provide that such indemnification is not exclusive of other rights of indemnification to which such persons may be entitled.

     The Company maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the Company.

ITEM 8.   EXHIBITS.

     Number
     ------

     4.1 The Company's Restated Articles of Incorporation (incorporated by reference to Exhibit 3(a) to the Registration Statement on Form S-1 (File No. 33-6550))

     4.2 Amendment No. 1 to the Company's Restated Articles of Incorporation (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 (File No. 33-86174))

     4.3 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 1994)

     4.4 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-8 (File No. 33-86174))

     4.5 Mark VII, Inc. 1995 Omnibus Stock Incentive Plan (incorporated by reference to Annex A to the Company's Proxy Statement relating to the 1995 Annual Meeting of Shareholders filed with the Commission on April 21, 1995)

     5.1       Opinion of Shook, Hardy & Bacon P.C.

     23.1      Consent of Arthur Andersen LLP

     23.2      Consent of Shook, Hardy & Bacon P.C. (contained in
               Exhibit 5.1)

     24.1      Power of Attorney (contained on signature pages hereto)

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on June 27, 1995.

                                        MARK VII, INC.


                                        By: /s/ R.C. Matney
                                      --------------------------------------
                                        R.C. Matney
                                        Chairman of the Board, President and
                                        Chief Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Michael Head and James T. Graves and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                     TITLE                         DATE
     ---------                     -----                         ----

/s/ R.C. Matney
- ---------------------    Chairman of the Board, President,     June 27, 1995
R.C. Matney              Chief Executive Officer and Director
                         (Principal Executive Officer)

/s/ J. Michael Head
- ---------------------    Executive Vice President, Chief       June 27, 1995
J. Michael Head          Financial Officer, Treasurer and
                         Director (Principal Financial and
                         Accounting Officer)

/s/ James T. Graves
- ---------------------    Vice Chairman, Secretary,             June 27, 1995
James T. Graves          General Counsel and Director

/s/ David H. Wedaman
- ---------------------    Executive Vice President, Chief       June 27, 1995
David H. Wedaman         Operating Officer and Director

/s/ Douglass Wm. List
- ---------------------    Director                              June 27, 1995
Douglass Wm. List

/s/ William E. Greenwood
- ---------------------    Director                              June 27, 1995
William E. Greenwood

/s/ Jay U. Sterling
- ---------------------    Director                              June 27, 1995
Dr. Jay U. Sterling